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                                       3D

     Amendment to Articles of Incorporation re: Series "AA" Preferred Stock



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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                       OF
                   Seychelle Environmental Technologies, Inc.


         We the undersigned, Carl Palmer, President, and Paul Lusby, Secretary of Seychelle Environmental Technologies, Inc. (The Corporation) do hereby certify:

         That the Board of Directors of the Corporation, by resolution dated June 5, 1998, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to add the following at the end of the first paragraph thereof:

         The Corporation hereby establishes a new class of Three Hundred (300) shares of the Corporation's $0.01 per share Preferred Stock, which shall be designated Series "AA" Non Voting, Convertible Preferred Stock. Such Stock has rights which are superior to all other securities of the Corporation except to Series "A" 13.5% Non Voting, Cumulative, Convertible Preferred Stock, including upon liquidation and as to payment of dividends, if any, carries a dividend as set by the Board of Directors prior to the time of issuance thereof, is non-voting, and is redeemable by the Corporation and convertible into common shares of the Corporation upon terms and conditions to be established by the Corporation prior to the issuance of the said Stock.



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         This Amendment was duly adopted by the Board of Directors of the
Corporation as permitted under the authority of Section 78.1955 of the Nevada Revised Statutes, as amended and the Corporation's Articles of Amendment.

Date June 5, 1998.

                                   Seychelle Environmental Technologies, Inc.

                                   By   Signed
                                     ------------------------
                                        President

                                   and  Signed
                                      -----------------------
                                        Secretary

STATE OF CA                )
                           )   SS:
COUNTY OF Orange           )

         On this 19th day of June, 1998, before me, a Notary Public, personally appeared Carl Palmer, the President of Seychelle Environmental Technologies, Inc., who acknowledged that he executed the above instrument.

                                        Signed
                                        ---------------------
                                        NOTARY PUBLIC

My Commission Expires: July 3rd, 2001


STATE OF California        )
                           )   SS:
COUNTY OF Los Angeles      )

         On this 19th day of June, 1998, before me, a Notary Public, personally appeared Paul Lusby, the Secretary of Seychelle Environmental Technologies, Inc., who acknowledged that he executed the above instrument.

                                        Signed
                                        ---------------------
                                        NOTARY PUBLIC
My Commission Expires: 4-28-2000